UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
 November 23, 2010

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street
Box 810
Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 23, 2010, German American Bancorp, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Lender”) executed and delivered to each other a Fifth Amendment  (the “Amendment”) to the Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated December 29, 2006, as previously amended by four prior amendments ("Loan Agreement") between the Lender and the Company. Under the Loan Agreement as in effect prior to the Amendment, the Lender had made available to the Company’s parent company certain credit facilities, in the form the Lender’s purchase of the Company’s Subordinated Debenture in the original principal amount of $10 million, a Term Note evidencing a term loan made by Lender to the Company in the original principal amount of $10 million, and a Revolving Note (evidencing advances made from time to time under a revolving line of credit) in a maximum principal amount of $10 million.

The Revolving Note and related revolving line of credit expired on September 30, 2010.  At the time of the expiration of the revolving line of credit, no borrowings were outstanding under the Revolving Note.

Pursuant to the Amendment, the Lender agreed to extend the availability of the expired line of credit in the maximum amount of $5 million principal amount outstanding at any time (reduced from the $10 million maximum amount that was available for borrowing under the expired line of credit) under the Loan Agreement through September 30, 2011. The Amendment also (a) fixed new and increased rates of interest payable to the Lender with respect to amounts borrowed by the Company under the Term Loan and under the extended revolving line of credit from time to time, and (b) added a new covenant requiring the Company to maintain during each twelve-month period (tested quarterly, commencing December 31, 2010) a minimum ratio of cash flow to fixed charges (as defined, parent company only) of 1-to-1, and made other changes, all as set forth in the text of the Amendment which is filed as Exhibit 99 to this Report and is incorporated herein by reference.  The remainder of the Agreement was not changed by the Amendment in any material respect.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01.         Financial Statements And Exhibits.

(c)	Exhibits

Exhibit 99
Fifth Amendment to Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of November 23, 2010, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date:	November 29, 2010	By:	/s/ Mark A. Schroeder
Mark A. Schroeder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99
Fifth Amendment to Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of November 23, 2010, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.